Exhibit 5.1

e-mail: apaizes@applebyglobal.com direct dial:
MK Arizona Corp. 333 Sandy Springs Circle Suite 223 Atlanta, GA 30328 Tel: (404) 257 9150	Tel: +1 345 814 2953 Fax: +1 345 949 4901 appleby ref: AGP/dem/00041.014

Dear Sirs	[Dated as of the effective date of the registration statement]

Pypo China Holdings Limited (the “Company” or “MK Cayman”)

This opinion as to Cayman Islands law is addressed to you in connection with (i) the merger of Middle Kingdom Alliance Corp. (“MK Delaware”) a Delaware corporation and MK Arizona Corp. (“MK Arizona”) an Arizona corporation (the “Merger”), (ii) the continuation of MK Arizona into the Cayman Islands as an exempted company limited by shares under the name of “Pypo China Holdings Limited” (“MK Cayman”) (the “Continuation”) and (iii) the subsequent share exchange between MK Cayman and Pypo Digital Company Limited (“Pypo Cayman”) (the “Share Exchange”) pursuant to the terms of the Share Exchange Agreement. The Company has requested that we provide this opinion which is required in connection with a Form S-4 Registration Statement filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, in connection with the Share Exchange Agreement (“Registration Statement”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (“Documents”) and all other relevant facts and circumstances impacting on Cayman Islands law. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Share Exchange Agreement.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all the Documents submitted to us and other documents examined by us as originals and the conformity to authentic original documents of all Documents submitted to us and other such documents examined by us as certified, conformed, notarised, faxed, scanned or photostatic copies;

(b)	the genuineness of all signatures on the Share Exchange Agreement; and

(c)	that the Merger, Continuation and Share Exchange transactions constitute the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their respective terms and will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	Based on the aforementioned assumptions and the operation of Part XII of the Companies Law, MK Cayman from the time of its continuance as an exempted company under the laws of the Cayman Islands, shall be a company limited by shares duly registered by way of continuance as an exempted company and existing under the laws of the Cayman Islands. Upon completion of the Continuation, MK Arizona will continue as a body corporate for all purposes as if incorporated and registered as an exempted company under and subject to the Companies Law (2007 Revision) (the “Companies Law”) under the name of “Pypo China Holdings Limited”.

2.	The MK Cayman Shares in issue upon completion of the Continuation in accordance with the terms of the Share Exchange Agreement, once entered in the Register of Members of MK Cayman, will have been duly authorised and validly issued as fully paid and non-assessable shares in the capital of MK Cayman registered in the name of those shareholders (the “MK Cayman Shareholders”) appearing therein holding that number of MK Cayman Shares as set out opposite their names.

3.	The MK Cayman Shares when issued pursuant to the exercise of the units, warrants or purchase option units of MK Cayman upon completion of the Continuation in accordance with the terms of such units, warrants or purchase option units as the case may be, will be duly authorised and validly issued as fully paid and non-assessable shares in the capital of MK Cayman upon entry in the Register of Members of MK Cayman.

4.	Upon completion of the Continuation, each of the warrants, units, and purchase option units described in the Registration Statement will constitute legal, valid and binding obligations of MK Cayman, enforceable against it in accordance with their terms.

5.	The MK Cayman Shares when issued upon completion of the Share Exchange in accordance with the terms of the Share Exchange Agreement and upon entry in the Register of Members of MK Cayman, will be duly authorised and validly issued as fully paid and non-assessable shares in the capital of MK Cayman registered in the name of the Pypo Shareholders as set forth in Schedule B of the Share Exchange Agreement holding that number of MK Cayman Shares as set out opposite their names.

Reservations

We have the following reservations:

(a)	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)	We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands. This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

(c)	The Cayman Islands Grand Court Rules 1995 expressly contemplate that judgements may be granted by the Grand Court of the Cayman Islands in currencies other than Cayman Islands dollars or United States dollars. Such Rules provide for various specific rates of interest payable upon judgement debts according to the currency of the judgement. In the event MK Cayman is placed into liquidation, the Grand Court is likely to require that all debts are converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands or United States dollars.

(d)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of a company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise to pay money to the company and no shareholder shall be bound by an alteration of the Memorandum or Articles of Association of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of the company, or otherwise to pay money to the company or to creditors of the company.

(e)	With respect to this opinion, we have relied upon statements and representations made to us in the Officer’s Certificates provided to us by an authorised officer of MK Delaware and MK Arizona for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officer’s Certificates, and we qualify our opinion to the extent that the statements or representations made in the Officer’s Certificates are not accurate in any respect.

(f)	With respect to paragraphs 2, 3, 4 and 5 of our opinion, we have relied upon the opinion of Coppersmith Schermer & Brockelman Plc as to the laws of Arizona (the “Arizona Opinion”) that: (i) the shares of Common Stock and Class B Common Stock of the Company (as defined in the Arizona Opinion) issued in connection with the merger are duly authorised, validly issued, fully paid and non-assessable; (ii) the shares of Common Stock of the Company issuable upon exercise of the Class A and Class B warrants or units issued upon exercise of such warrants or units and upon delivery by the purchaser of the consideration for such shares, will be duly authorised, validly issued, fully paid and non-assessable; (iii) each of the Class A and Class B warrants constitute legal, valid, and binding obligations of the Company, enforceable against it in accordance with its terms; and (iv) each of the units constitute legal, valid, and binding obligations of the Company, enforceable against it in accordance with its terms. We qualify our opinion to the extent that Arizona Opinion is not accurate in any respect.

Disclosure

This opinion is rendered at the request of and solely for the benefit of Middle Kingdom, MK Arizona Corp. and Pypo China Holdings Limited and their respective security holders in connection with the above matters. This opinion is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the prospectus forming part of the Registration Statement under the caption “Legal Matters.”

Yours faithfully

Appleby

SCHEDULE

1.	An Agreement and Plan of Merger, Conversion and Share Exchange by and among Middle Kingdom Alliance Corp, MK Arizona Corp, Pypo Digital Company Limited, Beijing Pypo Technology Group Company Limited, Pypo Holdings (HK) Company Limited, Arch Digital Holdings Limited and Capital Ally Investments Limited dated 5 September 2008 and the annexes, exhibits and schedules thereto (the “Share Exchange Agreement”).

2.	The S-4 Registration Statement as filed with the Securities and Exchange Commission on 15 September 2008.

3.	Drafts of the Memorandum and Articles of Association of MK Cayman attached as Exhibit F to the Share Exchange Agreement (collectively referred to as the “Constitutional Documents”).

4.	An Officers Certificate (“MKD Officer’s Certificate”) dated May 12, 2009 and signed by a Director of MK Delaware.

5.	An Officers Certificate (“MKA Officer’s Certificate”) dated May 12, 2009 and signed by a Director of MK Arizona.

(The MKD Officer’s Certificate and the MKA Officer’s Certificate are collectively referred to as the “Officer’s Certificates”)

6.	The legal opinion of Coppersmith Schermer & Brockelman Plc., special Arizona counsel to MK Arizona Corp., in connection with the transactions described in the Registration Statement on form S4 under the Securities Act of 1933, dated May 12, 2009 and attached as Exhibit “A” hereto.

Samuel G. Coppersmith (602) 381-5461 scoppersmith@csblaw.com

May 13, 2009

MK Arizona Corp.

333 Sandy Spring Circle, Suite 223

Atlanta, Georgia 30328

Appleby

Clifton House

75 Fort Street

PO Box 190

Grand Cayman KY1-1104

Cayman Islands

Re:	MK Arizona Corp. (SEC File No. 333-153492)

Gentlemen and Ladies:

We have acted as special Arizona counsel to MK Arizona Corp., an Arizona corporation (the “Company”), in connection with the transactions described in the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on September 15, 2008, as amended through the date hereof (the “Registration Statement”), including, generally, the merger, conversion and business combination transactions described in the Registration Statement. The terms “merger,” “conversion,” and “business combination” have the meanings ascribed to them in the Registration Statement.

In rendering this opinion, we have examined: (i) the Articles of Incorporation and Bylaws of the Company as amended to date, attached as annexes to the prospectus which forms part of the Registration Statement; (ii) resolutions of the Company’s Board of Directors; and (iii) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the prior issuance of the shares of common stock, Class B common stock, Class A and Class B warrants or units, and the underwriter purchase option of Middle Kingdom Alliance Corp., a Delaware corporation and the sole shareholder of the Company (“MK Delaware”) issued and outstanding immediately prior to the merger of MK Delaware with and into the Company, we have relied upon the opinion of Cozen O’Connor dated December 7, 2006, with respect to such securities being (i) duly authorized, validly issued, fully paid, and non-assessable, in compliance with applicable Delaware and federal law, and (ii) constituting legal, valid, and binding obligations of MK Delaware, enforceable against it in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (z) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

Based upon the foregoing and assuming that the merger, conversion, and business combination transactions will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, we are of the opinion that:

1.	Upon issuance in connection with the merger, the shares of Common Stock and Class B Common Stock of the Company to be issued in the merger will be duly authorized, validly issued, fully paid, and non-assessable. Further, the shares of Common Stock of the Company issuable upon exercise of the Class A and Class B warrants, units, or underwriter purchase option, if and when issued upon exercise of the Class A and Class B warrants or underwriter purchase option and upon delivery by the purchaser of the consideration for such shares, will be duly authorized, validly issued, fully paid, and non-assessable.

2.	Each of the Class A and Class B warrants constitutes legal, valid, and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

3.	Each of the units and the underwriter purchase option constitutes legal, valid, and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

This opinion is limited to the law of the State of Arizona. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is issued in connection with the Registration Statement, and may not be relied on for any other purpose without our prior written consent. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

For Coppersmith Schermer & Brockelman PLC